EXHIBIT 31.4

CERTIFICATION

  I, Elias A. MurrayMetzger, certify that:

1.	I have reviewed this Amendment No. 1 to annual report on Form 10-K/A of Avistar Communications Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 4, 2011
/s/ Elias A. MurrayMetzger
Elias A. MurrayMetzger
Chief Financial Officer, Chief Administrative Officer and Corporate Secretary
(Principal Financial and Accounting Officer)